                                    RESTATED

                            ORGANIZATION CERTIFICATE

                                       OF

                            THE CHASE MANHATTAN BANK

                 Under Section 8007 of the New York Banking Law

     WE, WALTER V. SHIPLEY and ANTHONY J. HORAN, being, respectively, the Chairman of the Board and the Secretary of THE CHASE MANHATTAN BANK, a New York banking organization, do hereby certify as follows:

     1. The name of the Corporation is The Chase Manhattan Bank. The Corporation was formed under the name Chemical Bank.

     2. The Organization Certificate of The Chase Manhattan Bank was filed by the Superintendent of Banks of the State of New York on November 26, 1968.

     3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein set forth in full:

     FIRST: The name by which the Corporation is to be known is THE CHASE MANHATTAN BANK.

     SECOND: The principal office of the Corporation is to be located in New York, New York.

     THIRD: The amount of authorized stock which the Corporation is hereafter to have is $1,335,000,000 and the number of shares into which such capital stock is to be divided is 125,000,000 shares consisting of 110,000,000 shares of Common Stock, par value $12 per share, and 15,000,000 shares of Preferred Stock, par value $1 per share, which shall be issued in one or more classes or series having such designations, relative rights, preferences or limitations as fixed by the Board of Directors of the Corporation at the time of issuance of any such Preferred Stock.

     FOURTH: The number of directors of the Corporation shall be not less than seven nor more than twenty-five.

         FIFTH:  The  Corporation  is to exercise  the powers  conferred  by
Section 100 of the banking laws of the State of New York.

     4. This restated organization certificate was approved by a resolution adopted by the Board of Directors of the Corporation, on July 16, 1996.

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                                                                              2

     IN WITNESS WHEREOF, the undersigned have executed this restated

organization certificate this 25th day of March, 1997.

                                         /s/ Walter V. Shipley
                                         --------------------------------
                                         Walter V. Shipley
                                         Chairman of the Board

                                         /s/ Anthony J. Horan
                                         --------------------------------
                                         Anthony J. Horan
                                         Secretary


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                                                                               3

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

     I, ANTHONY J. HORAN, being duly sworn, depose and say that I, the said ANTHONY J. HORAN, am the Secretary of THE CHASE MANHATTAN BANK, and that I have read and signed the foregoing Certificate and know the contents thereof and the statements contained therein are true.

                                     /s/ Anthony J. Horan
                                     ------------------------------
                                     Anthony J. Horan
                                     Secretary

Subscribed and sworn to before
me this 25th day of March 1997.

------------------------------
Notary Public